UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
   _______________________________
Form 8-K
  _______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2016 (December 8, 2016)
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Hi-Crush Partners LP
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)

001-35630	90-0840530
(Commission File Number)	(IRS Employer Identification No.)

Three Riverway, Suite 1350 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 980-6200
(Registrant’s telephone number, including area code)

  _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders
On December 8, 2016, Hi-Crush Partners LP (the “Partnership”) commenced its special meeting of unitholders (the “Special Meeting”) as previously scheduled and then adjourned the meeting due to lack of the requisite quorum. The Special Meeting was adjourned to allow unitholders additional time to vote on the proposal to amend and restate the Partnership’s Long-Term Incentive Plan (the “LTIP Proposal”) described in the Partnership’s proxy statement filed by the Partnership with the Securities Exchange Commission on October 21, 2016.
The Special Meeting will be reconvened on Monday, January 9, 2017 at 10:00 a.m. Central Standard Time, at Three Riverway, Houston, Texas 77056. The record date for unitholders entitled to vote at the Special Meeting remains October 10, 2016. Unitholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the Special Meeting will be voted at the adjourned meeting unless properly revoked. In order to have quorum at the Special Meeting, more than 50% of the Partnership’s outstanding common units on the record date must be present in person or by proxy.
The only matter submitted to a vote of unitholders at the Special Meeting was the proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal (the “Adjournment Proposal”). Voting results at the Special Meeting for the Adjournment Proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,764,314	1,383,078	294,486	—

On December 12, 2016, the Partnership issued a press release announcing the adjournment of the Special Meeting and related matters, which is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated December 12, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

		By:	Hi-Crush GP LLC, its general partner

Date:	December 12, 2016	By:	/s/ Laura C. Fulton
Laura C. Fulton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Press Release dated December 12, 2016